UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2024

 ALPHA METALLURGICAL RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
Signatures
Exhibit Index

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2024, the Board of Directors (the “Board”) of Alpha Metallurgical Resources, Inc. (the “Company”) approved certain changes to the Company’s executive leadership team recommended by the chief executive officer and the Board’s compensation committee. Roger L. Nicholson, the company’s executive vice president, chief administrative officer, general counsel and secretary will leave his positions on May 31, 2024, and Mark M. Manno has been appointed to serve as executive vice president, general counsel and secretary effective June 1, 2024.

Mr. Nicholson participates in the Company’s Executive Key Employee Separation Plan (the “KESP”) and, in connection with his departure, is expected to execute a release of claims agreement (the “Release”) that provides, among other matters, for the payment of the severance amounts and benefits set forth in Sections 4.3 and 4.4 of the KESP after his departure, subject to his compliance with other terms of the KESP. In addition, the Company and Mr. Nicholson will enter into a consulting agreement for a term of nine months beginning June 1, 2024, for a sum of $12,000 per month, plus reimbursement of expenses.

Mr. Manno, 53, has served since February 2024 as executive vice president, general counsel, assistant secretary and procurement at Gregory Pharmaceutical Holdings, Inc., which does business as UPM Pharmaceuticals. He was UPM’s vice president, general counsel and assistant secretary from January 2023 to February 2024 and deputy general counsel from January 2021 to January 2023. He served as the Company’s executive vice president, chief administrative and legal officer and secretary from January 2018 until his departure from the Company in December 2019, after which he served as consultant to the Company from April 2020 to December 2020. He previously served as the Company’s executive vice president, general counsel, secretary and chief procurement officer from July 2016 and before that as executive vice president, general counsel, secretary and chief procurement officer for Alpha Natural Resources, Inc., positions he held from December 2015. Mr. Manno was an officer in the U.S. Navy and is a graduate of the U.S. Naval Academy. He completed his master of business administration degree at Mississippi State University and his law degree at the University of Memphis.

In connection with his appointment, the compensation committee of the Board has established Mr. Manno’s annual base salary as $475,000. Mr. Manno’s annual target and maximum bonus opportunities under the annual Alpha Incentive Bonus Plan will be 100% and 200% of his base salary, respectively, subject to applicable performance criteria and plan terms. Mr. Manno will be eligible to receive an annual equity award under the Company’s Long Term Incentive Plan with a target award of 200% of his base salary and will participate in the KESP with a Benefit Factor (as defined in the KESP) of 1.5, or a Benefit Factor of 2 in the event of a Covered Change in Control Termination (as defined in the KESP), in each case subject to the terms of the plan. He is also expected to enter into an indemnification agreement with the Company in the same form as the agreements that the Company has previously executed with each of its directors and executive officers. He will also be entitled to participate in benefit programs generally available to Company employees.

There are no arrangements or understandings between Mr. Manno and any other persons pursuant to which he was selected as an officer of the Company, and Mr. Manno is not related to any other executive officer or director of the Company. Mr. Manno has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release of the Company announcing these changes, dated May 10, 2024, is attached to this Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release dated May 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Metallurgical Resources, Inc.

Date: May 10, 2024	By:	/s/ J. Todd Munsey
Name: J. Todd Munsey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release dated May 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)